As filed with the Securities and Exchange Commission on April 12, 2007.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

Registration Statement Under

the Securities Act of 1933

CPI CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1256674
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1706 Washington Avenue

St. Louis, Missouri 63103-1790

(Address of Principal Executive Offices)

CPI CORP. RESTRICTED STOCK PLAN

(Full Title of the Plan)

Jane Nelson, General Counsel

1706 Washington Avenue

St. Louis, Missouri 63103-1790

(Name and Address of Agent For Service)

(314) 231-1575

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.40 per share (including Series A Preferred Stock Purchase Rights)(3)	200,000	$54.095	$10,819.00	$333.00

_______________________

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate amount of shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average high and low prices of the shares of Common Stock as reported on the New York Stock Exchange on April 11, 2007.

(3)	Prior to the occurrence of certain events, the Series A Preferred Stock Purchase Rights will not be traded separately from the Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to an amendment to the Restricted Stock Plan of CPI Corp. (the “Company”) which increases the number of shares of Common Stock authorized and reserved for issuance thereunder by 200,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by the Company (File No. 33-19981) with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference.

Item 3.	Incorporation of Documents by Reference.

The following documents are also incorporated by reference into this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 4, 2006 filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(b)          Quarterly reports on Form 10-Q for the quarters ended quarterly periods ended April 29, 2006, July 22, 2006 and November 11, 2006;

(c)         Current Reports on Form 8-K filed with the Commission on January 26, 2006, April 12, 2006, May 1, 2006, July 5, 2006, August 29, 2006, October 16, 2006, November 1, 2006 and January 25, 2007; and

(d)           The description of the Registrant’s Common Stock is contained in the Registrant’s Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Articles of Incorporation of the Company, incorporated by reference to CPI Corp.’s Annual Report for fiscal year 1989 on Form 10-K filed 4/30/90.
4.2	Bylaws of the Company, incorporated by reference to CPI Corp.’s Annual Report for fiscal year 1989 on Form 10-K filed 4/30/90.
4.3

Form of Rights Agreement, dated as of March 13, 2000, between CPI Corp. and Harris Trust and Savings Bank, incorporated herein by reference to Exhibit 1 to CPI Corp.’s Form 8-A filed with the Commission on March 15, 2000.

5	Opinion of McDermott, Will & Emery*
23.1	Consent of KPMG LLP*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 11th day of April, 2007.

CPI CORP.

By:       /s/ Jane Nelson

Name:  Jane Nelson

Title:	Secretary and General Counsel

POWER OF ATTORNEY

We, the undersigned officers and directors of CPI Corp., hereby severally constitute Renato Cataldo, Jr. and Gary W. Douglass and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable CPI Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated as of April 11, 2007.

Signature	Title

/s/ David M. Meyer
_________________________
David M. Meyer	Chairman of the Board of Directors

/s/ Renato Cataldo, Jr.
_________________________
Renato Cataldo, Jr., Pharm.D.	President and Chief Executive Officer

/s/ James J. Abel
_________________________
James J. Abel	Director

/s/ Michael S. Koeneke
_________________________
Michael S. Koeneke	Director

/s/ Mark R. Mitchell
_________________________

Mark R. Mitchell	Director

/s/ John Turner White IV
_________________________
John Turner White IV	Director

/s/ Gary W. Douglass
_________________________
Gary W. Douglass	Executive Vice President, Finance,
Chief Financial Officer and Assistant Treasurer
/s/ Dale Heins
_________________________
Dale Heins	Vice President, Corporate Controller
and Principal Accounting Officer